Exhibit 10.4(a)

Termination Agreement

Due to the development of the company, after discussion between China Intelligent Electric Holding Limited and  Mr. ZHOU XIAO LONG, CFO, it is agreed to reach termination the employment agreement which was executed on November 23, 2009. China Intelligent Electric Holding Limited will settle the salary accordingly. Regarding the stock to Mr. ZHOU XIAO LONG , it will not be issued.

Both parties take its responsibility after the execution of this agreement.

Delong Zhou
By:

/s/ Delong Zhou

CHINA INTELLIGENT ELECTRONIC HOLDING COMPANY LIMITED
By:

/s/ illegible

DEC,31,2009___________________
DATE